UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 20, 2007
TVIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30539	94-3175152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4001 Burton Drive, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)
(408) 327-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On February 20, 2007, Tvia, Inc. (the “Company”) received a notice from The Nasdaq Stock Market stating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(4) because, for the last 30 consecutive business days, the bid price of the Company’s common stock has closed below the minimum $1.00 per share requirement. The Company has been provided 180 calendar days, or until August 20, 2007, to regain compliance. Tvia can regain compliance with this listing criteria if, at anytime before August 20, 2007, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days.
On February 21, 2007 the Company received a notice from The Nasdaq Stock Market stating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because it has not timely filed its Report on Form 10-Q for the fiscal quarter ended December 31, 2006. Accordingly, unless Tvia requests a hearing to appeal Nasdaq’s determination, its common stock will be suspended from trading and delisted from Nasdaq at the opening of business on March 2, 2007. Tvia intends to request a hearing before a Nasdaq Listing Qualifications Panel for continued listing on the Nasdaq Capital Market. The notice indicates that once this request has been made Tvia’s securities will remain listed on the Nasdaq Capital Market pending a decision by the Nasdaq Listing Qualifications Panel. There can be no assurance that the hearing panel will grant the Company’s request for continued listing.
The Company issued a press release on February 23, 2007, a copy of which is attached as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01. Exhibits
(d)

Exhibit No.	Description
99.1	Press Release dated February 23, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tvia, Inc. (Registrant)
Date: February 23, 2007	By:	/s/ Keith P. Yee
Keith P. Yee
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 23, 2007